First Quarter 2026 Exhibit 99.1 Investor Presentation

2 Important note regarding forward-looking statements: Statements made in this presentation (or conveyed orally) which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding Coastal Financial Corporation's ("Coastal") plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward- looking statements include the prolonged U.S. government shutdown and those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Financial Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP financial measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense divided by average earning assets is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin. This presentation includes non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS loan expense have on net income. The most directly comparable GAAP measure is net income. Core expenses is presented to illustrate the impact of BaaS loan expense and BaaS fraud expenses and reimbursement of expenses (BaaS) have on noninterest expense. The most directly comparable GAAP measure is noninterest expense. Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (GAAP) and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue. This presentation includes a non-GAAP financial measure to illustrate the impact of intangible assets on book value per share. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share. Legal Information and Disclaimer 2

3 Note: Data as of the three months ended March 31, 2026, unless otherwise indicated. (1) Net interest margin, net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest income. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. • Total assets increased $922.4 million, or 19.5%, to $5.66 billion at March 31, 2026 compared to $4.74 billion at December 31, 2025 • Total loans receivable of $3.86 billion, an increase of $109.8 million, or 2.9%, from the prior quarter, reflecting continued growth across core lending categories • Total deposits reached $5.04 billion, up $897.0 million, or 21.6%, over the prior quarter, primarily as a result of new CCBX partner deposits ◦ Management expects the newly added deposits to moderate ~$500.0 million and level out during the second quarter of 2026 ◦ As sweep functionality continues to be implemented and utilized across deposit programs, total deposit balances may decline as funds are placed into off-balance sheet sweep and reciprocal networks ◦ Uninsured deposits are due to the timing of new partner deposits participating in sweep and reciprocal deposit networks; normalization is anticipated in Q2 • Sold $3.28 billion of loans during the quarter, $2.63 billion of which was activity on accounts that were previously sold credit card receivables • Swept $2.81 billion of deposits off balance-sheet for FDIC insurance and liquidity purposes, an increase of $1.97 billion over the previous quarter, generating $710,000 in noninterest income during the quarter an increase of $170,000, or 31.5%, from $540,000 for the quarter ended December 31, 2025. First Quarter 2026 Highlights

4 Note: Data as of the three months ended March 31, 2026, unless otherwise indicated. (1) Net interest margin, net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest income. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. • Net interest margin decreased 0.03% to 7.00%, or 0.43%, from the prior quarter, the modest decrease is due to lower yields on interest earning deposits with other banks, partially offset by lower cost of funds and higher loan yields • Net interest margin, net of BaaS loan(1) expense decreased 0.36% to 3.90%, or 8.5%, from the prior quarter, reflecting higher yields on certain partner loans, the income of which is passed through to partners, as well as, to a lesser extent, the timing of loan sales. Also contributing is recent changes to partner agreements and pricing changes - these actions reflect a strategic shift toward enhanced partner economics and more sustainable, risk-adjusted returns over time • Total revenue increased 8.3% from the prior quarter, driven by higher credit enhancement revenue related to the allowance for credit losses • BaaS program income increased $2.0 million, or 22.3%, over the prior quarter ◦ $510,000 increase in servicing and other BaaS fees ▪ includes $170,000 increase in sweep fee income ◦ $949,000 increase in transaction and interchange fees ◦ $524,000 increase in reimbursement of expenses First Quarter 2026 Highlights - continued

5 Note: Data as of the three months ended March 31, 2026, unless otherwise indicated. • Eight existing partner programs expanding to include new products such as lines of credit, deposit programs, credit cards, and other lending products • Growth in CCBX deposit partners and products drove an increase of $910.4 million in CCBX on-balance sheet deposits as of March 31, 2026, compared to December 31, 2025 driven primarily by the addition of new CCBX partner relationships, further expanding our partner base • We retain our portion of fee income on sold credit card receivables that continue generating ongoing fees, and off-balance sheet credit card accounts increased to 667,023 from 550,977 at December 31, 2025, a 21% quarter over quarter increase • 10.3 million CCBX debit cards with fee-earning potential up from 8.7 million at December 31, 2025, reflecting strong partner and customer engagement • Amid an evolving banking landscape, we remain confident in our platform and relationships, with ongoing technology investments supporting scalable, compliant, and differentiated solutions Advancing Future Value

6 2026 Technology Priorities • Digital payment rails and asset infrastructure designed to expand access to fast-growing payment ecosystems, drive fee-based revenue growth, support deposit growth, and strengthen competitive positioning • AI and automation designed to streamline underwriting, compliance, and operations, reducing cost-to-serve while improving speed, scalability, and consistency • Enterprise data platform modernization designed to strengthen analytics, regulatory reporting, and AI enablement, enhancing risk management and decision-making • Core technology, platform and integrated payment investments designed to accelerate product development, improve resiliency, and apply a customer-first mindset in building digital tools and experiences that better serve both our partners and the end customer Advancing Technology Enabled Growth Note: Data as of the three months ended March 31, 2026, unless otherwise indicated.

7 • Diluted EPS of $0.78, compared to $0.82 LQ, impacted by higher BaaS loan expense and noninterest expense, and $0.63 PYQ • ROA of 0.98% for quarter ended March 31, 2026, compared to 1.09% LQ, and 0.93% in PYQ Note: Data as of the three months ended March 31, 2026, unless otherwise indicated. "LQ" refers to quarter ended December 31, 2025, “PYQ” refers to quarter ended March 31, 2025. (1)Pre-tax, pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnifications and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to net income. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (2)Core net revenue includes net interest income and noninterest income, adjusted for BaaS credit enhancement and BaaS fraud enhancement and reimbursement of expenses (BaaS) and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. • Net income of $12.0 million, down 4.9% over LQ, and up 23.5% versus PYQ ◦ Core PPNR(1) of $15.2 million, down 14.9% compared to LQ, and up 9.6% versus PYQ • Revenue of $149.4 million, up 8.3% compared to LQ, and up 7.1% compared to PYQ ◦ Total core net revenue(2) of $56.3 million, down 0.3% compared to LQ, and up 11.8% compared to PYQ • Noninterest expenses were up for the quarter ended March 31, 2026 as a result of a $5.7 million increase in BaaS loan expense reflecting higher yields on certain partner loans, the income of which is passed through to partners, as well as, to a lesser extent, the timing of loan sales. Also contributing are recent changes to partner agreements and pricing changes - these actions reflect a strategic shift toward enhanced partner economics and more sustainable, risk-adjusted returns over time EPS First Quarter 2026 Financial Summary NET INCOME & CORE PPNR

8 • Total loans, net of deferred fees increased $109.8 million, or 2.9%, to $3.86 billion as of March 31, 2026 • We continue to focus on higher quality CCBX loans • CCBX loans sales of $3.28 billion, compared to $2.98 billion LQ ◦ Primarily credit card loan sales - $2.85 billion, compared to $2.73 billion LQ • Deposits increased $897.0 million, or 21.6%, to $5.04 billion during the quarter ended March 31, 2026 due to CCBX growth ◦ Primarily resulting from new CCBX partner relationships - Management expects the newly added deposits to moderate ~$500.0 million and level out during the second quarter of 2026 ◦ As sweep functionality continues to be implemented and utilized across deposit programs, total deposit balances may decline as funds are placed into off-balance sheet sweep and reciprocal networks • $2.81 billion transferred off the balance sheet for additional FDIC insurance coverage and sweep purposes as of March 31, 2026, generating $710,000 in noninterest income during the quarter • Book value grew 1.9% from LQ and 10.3% versus PYQ to $33.05 ◦ Tangible book value(1) grew 2.0% from LQ and 9.3% versus PYQ to $32.76 per share • Strong capital ratios: Bank Common Equity Tier 1 ratio of 12.19%, Bank and Total Risk-based Capital of 13.48% First Quarter 2026 Financial Summary LOANS DEPOSITS CAPITAL Note: Data as of the three months ended March 31, 2026, unless otherwise indicated. "LQ" refers to quarter ended December 31, 2025, “PYQ” refers to quarter ended March 31, 2025. (1)1 Tangible book value per share is a non-GAAP financial measure. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

First Quarter 2026 GAAP Results

(Dollars in thousands, except per share data)		1Q 2026		4Q 2025		3Q 2025		2Q 2025		1Q 2025
Net interest income	$	83,357	$	79,365	$	77,901	$	76,737	$	76,062
Total noninterest income		66,077		58,661		66,777		42,693		63,477
Total revenue		**149,434**		**138,026**		**144,678**		**119,430**		**139,539**
Provision for credit losses		**51,398**		**48,041**		**56,598**		**32,211**		**55,781**
Total noninterest expense		**83,452**		**72,804**		**70,172**		**72,832**		**71,989**
Income before provision for income taxes		14,584		17,181		17,908		14,387		11,769
Provision for income taxes		2,565		4,538		4,316		3,359		2,039
Net income	**$**	**12,019**	**$**	**12,643**	**$**	**13,592**	**$**	**11,028**	**$**	**9,730**
Earnings per share – diluted [1]		0.78		0.82		0.88		0.71		0.63
Core net revenue [2]	$	56,299	$	56,487	$	52,887	$	52,229	$	50,365
Balance Sheet Data:										
Loans ex. LHFS	$	3,859,379	$	3,749,531	$	3,703,848	$	3,540,330	$	3,517,359
Allowance for loan losses		(172,427)		(169,530)		(173,813)		(164,794)		(183,178)
Cash and due from banks		1,495,467		736,970		642,258		719,759		624,302
All other assets		481,410		424,466		380,783		385,264		380,799
Total assets		**5,663,829**		**4,741,437**		**4,553,076**		**4,480,559**		**4,339,282**
Total deposits		5,041,164		4,144,199		3,972,563		3,913,571		3,791,229
Total borrowings		48,074		48,036		47,999		47,960		47,923
All other liabilities		70,829		58,243		57,237		57,319		50,213
Total liabilities		**5,160,067**		**4,250,478**		**4,077,799**		**4,018,850**		**3,889,365**
Total shareholders' equity	**$**	**503,762**	**$**	**490,959**	**$**	**475,277**	**$**	**461,709**	**$**	**449,917**
Net interest margin		**7.00%**		**7.03%**		**7.00%**		**7.06%**		**7.48%**
Net interest margin, net of BaaS loan expense [3]		**3.90%**		**4.26%**		**4.05%**		**4.07%**		**4.28%**
Return on average assets		**0.98%**		**1.09%**		**1.19%**		**0.99%**		**0.93%**
Efficiency ratio		**55.85%**		**52.75%**		**48.50%**		**60.98%**		**51.59%**

(1) Share and per share-diluted amounts are based on total actual or average common shares outstanding, as applicable.
(2) Core net revenue includes net interest income and noninterest income, adjusted for indemnification income, reimbursement of expenses (BaaS) and BaaS loan expense associated with the CCBX operating segment. This produces a figure which can be compared to revenue. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.
(3) Net interest margin, net of BaaS loan expense includes the impact of BaaS loan expense on net interest margin. This produces a figure which can be compared to net interest margin. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

COASTAL

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10 Solid Consolidated Balance Sheet CAPITAL AND LIQUIDITY RATIOS Note: Data as of three months ended March 31, 2026, unless otherwise indicated. CASH & BORROWINGS • Combined $2.18 billion cash and immediate borrowing capacity • Cash and immediate borrowing capacity equals 43.3% of total deposits at March 31, 2026 • $1.77 billion in uninsured deposits as of March 31, 2026 • Uninsured deposits included $1.03 billion related to new CCBX partner relationships - these uninsured deposits are elevated due to the timing of new partners participating in sweep and reciprocal deposit networks; normalization is anticipated in Q2. The balance also included $72.4 million in CCBX cash reserves that are controlled by the Bank and $40.0 million in holding company cash. Company Tier 1 leverage capital 10.1 % Common equity Tier 1 risk-based capital 12.1 % Tier 1 risk-based capital 12.2 % Total risk-based capital 14.5 % Bank Tier 1 leverage capital 10.1 % Common equity Tier 1 risk-based capital 12.2 % Tier 1 risk-based capital 12.2 % Total risk-based capital 13.5 % Company Cash as a % of total assets 26.4 % Cash and borrowings immediately available as a % of total 38.5 % Loan to Deposit Ratio 79.0 % As of March 31, 2026 Cash Reserves $2,1 82.1 $686.6 $1 ,495.5 Borrowings Immediately Available Cash and Cash Equivalents TOTAL CASH RESERVES $— $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 (in millions)

11 Bank is well positioned for rate changes • 61% of our loans reprice within 3 months as of March 31, 2026 • 69% of our liabilities reprice within 3 months as of March 31, 2026 Community Bank: • 27% of community bank loans reprice within 3 months as of March 31, 2026 ◦ 2.1 years weighted average reprice • 32% of community bank deposits are noninterest bearing • Approximately 13% of community bank deposits may reprice within 3 months as of March 31, 2026 CCBX: • 96% of CCBX loans reprice within 3 months as of March 31, 2026 • 83% of CCBX deposits reprice within 3 months as of March 31, 2026 Loan Strategy: • Shorter term loans • Interest rate swaps • Variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - deposits are tied to the Fed Funds rate Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. 43% 60% 61% March 31, 2025 December 31, 2025 March 31, 2026 Three months or less 70% 66% 69% March 31, 2025 December 31, 2025 March 31, 2026 Three months or less LOAN REPRICING LIABILITY REPRICING Balance Sheet Positioning

12 • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction loans, Land and Land Development loans, and C&I loans - for a total of $1.77 billion, or 89.4% of community bank loans • Attractive funding mix with total balance of $1.57 billion, with 99.2% core deposits(1) and cost of deposits of 1.46% • Conservative credit culture with strong Net Charge-off to average loans performance: 0.00% YTD(2) • Provides Banking as a Service (BaaS) that allows our digital financial service partners to offer their customers banking services • 30 partners in various stages; Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Strategy of focusing on larger partners, experienced management teams, existing customer bases and strong financial positions, as well as promising medium and smaller sized partners that align with our approach and terms including financial wherewithal • Exceptional growth in BaaS program fee income,(3) of 73.4% compared to the PYQ • Retain our portion of transaction fee income on recurring sold credit card balances. This provides an on-going and passive revenue stream without adding on-balance sheet risk • Strong deposit generation platform with total balance of $3.47 billion (53.0% growth YoY), which excludes amounts transferred off the balance sheet for additional FDIC insurance coverage and sweep purposes • 14.1% loan growth YoY, $1.88 billion in gross loans receivable, with credit enhancements (on 98.8% of total CCBX loans) and fraud enhancements (100% on CCBX loans and deposits) Note: Data as of three months ended March 31, 2026, unless otherwise indicated. "PYQ” refers to quarter ended March 31, 2025. (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions and interchange fees and reimbursement of expenses. The Community Bank "CCB" Banking as a Service "CCBX" Long-term Strategic Verticals

SEGMENT UPDATES: CCBX & COMMUNITY BANK

CCBX Partner Activity

Business Overview

CCBX provides banking as a service (BaaS) that enables our digital financial services partners to offer their customers banking services

20 active partners, seven more currently in the testing, implementation or signed LOI stage, with three winding down as of March 31, 2026:

- Robust sourcing capabilities and intensive due diligence process.
- Our strategy for new CCBX partnerships is to focus on larger, established partners with strong management teams, customer bases, and financial profiles, while selectively pursuing emerging partners aligned with our model. We will continue to exit relationships where it makes sense for us to do so
- We plan to continue selling loans as part of our strategy to balance partner and lending limits, and manage the loan portfolio and credit quality. We retain a portion of the fee income for our role in processing transactions on sold credit card receivables with no on balance sheet risk or capital requirement
- Existing partner programs are being expanded to include new products such as lines of credit, deposit programs and credit cards. Continued expansion of these initiatives and deepening of partner relationships are expected to support growth in partner-related revenue going forward.
- As we build our deposit base, we should be able to sweep deposits off and on the balance sheet as needed. This deposit sweep capability allows us to better manage liquidity and deposit programs

Fee-based business model primarily driven by:

- Transaction and interchange fees
- Servicing fees, deposit sweep income, expense recovery and other BaaS fees


CCBX Partner Activity
25
1
3
2
19
28
1
1
5
2
19
30
3
2
3
2
20
March 31, 2025
December 31, 2025
March 31, 2026
Wind down - active but preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

COASTAL

Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated.

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15 Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. During the quarter ended March 31, 2026, we exited our partnership with Albert and one LOI did not materialize. (1) Acquired GreenFi assets during the quarter ended December 31, 2025. (2) Our partner is a subsidiary of a parent entity with broker-dealer subsidiaries. (3) Correspondent bank partner relationship. Banking as a Service - "BaaS" Partners

16 As of and for the three month period indicated (Dollars in thousands) $6,278 $7,147 $7,865 $8,905 $10,888 $504 BaaS program fee income Nonrecurring revenue March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 BaaS Program Fee Income Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. (1) Nonrecurring revenue related to the revenue share for one partner was recorded during the quarter ended June 30, 2025. Revenue Growth • BaaS Fees include $53.8 million in credit enhancement revenue and fraud enhancement revenue for the three months ended March 31, 2026, compared to $48.4 million for the three months ended December 31, 2025 and $55.6 million for the three months ended March 31, 2025. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partners customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense increased $2.0 million for the three months ended March 31, 2026 compared to the three months ended December 31, 2025 and increased $1.1 million compared to the three months ended March 31, 2025. • BaaS Program Fee Income includes servicing and other BaaS fees, transaction and interchange fees, sweep fee income and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended March 31, 2026 grew 73.4% compared to the three months ended March 31, 2025. Reimbursements from BaaS partners are recorded in noninterest income and offset corresponding partner-related costs included in noninterest expense. • We expect transaction and interchange fees to increase as partner activity grows and contracted minimum fees, which are recorded in servicing and other BaaS fees, are replaced with recurring transaction and interchange fees which exceed those contracted minimums. • Sweep fee income of $710,000 in during the quarter ended March 31, 2026, an increase of $170,000, or 31.5%, from $540,000 for the quarter ended December 31, 2025. Sweep fee income is included in servicing and other BaaS fees and is generated from deposits swept off-balance sheet for managing partner deposit balances, insurance coverage and liquidity purposes and is expected to increase as sweep volumes grow. (1) CCBX Revenue Growth

17 $3,833 $5,109 $4,878 $4,924 $5,873 $4,605 $504 Transaction and Interchange income Nonrecurring income 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $— $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 (1) Including $504,000 in nonrecurring revenue. Growth in CCBX Activity Based Income CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 53.2% growth over prior year quarter (1)

CCBX Loans and Deposits



CCBX Loans
(Dollars in billions)
$1.65
$1.81
$1.88
March 31, 2025
December 31, 2025
March 31, 2026
Commercial and industrial loans
Residential real estate secured credit cards
Credit cards
Other consumer and other loans(1)



CCBX Deposits
(Dollars in billions)
$2.27
$2.56
$3.47
March 31, 2025
December 31, 2025
March 31, 2026
Other deposits
Demand, noninterest bearing
Interest bearing

Partner loan origination diversifies loan portfolio

- Continue to sell loans as part of our strategy to balance credit risk, manage partner and lending limits, protect capital levels and move credit card balances to an off balance sheet fee generating model
- As of March 31, 2026, CCBX gross loans increased $76.5 million, or 4.2%, compared to December 31, 2025, and increased $233.3 million or 14.1%, compared to March 31, 2025
- Sold $3.28 billion in CCBX loans during the quarter ended March 31, 2026. $2.63 billion of which was new activity on previously sold credit card receivables

Growing platform for deposit generation

- CCBX deposits increased $910.4 million, or 35.6%, as of March 31, 2026, compared to December 31, 2025, and $1.20 billion, or 53.0%, compared to March 31, 2025
- CCBX deposits are net of an additional $2.81 billion in CCBX deposits that were transferred off balance sheet for increased FDIC insurance and liquidity purposes as of March 31, 2026
- Increase from December 31, 2025 is largely as a result of new CCBX partner relationships - deposits are expected to normalize ~$500.0 million and level out during the second quarter of 2026
- CCBX noninterest bearing deposits of $77.9 million as of March 31, 2026
- 100% of CCBX deposits are core deposits[2]

Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated.
[1] Includes consumer installment and other loans.
[2] Core deposits are all deposits excluding time deposits and brokered deposits.

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19 (Dollars in billions) $1.52 $1.59 $1.57 Time deposits Demand, noninterest bearing Interest bearing March 31, 2025 December 31, 2025 March 31, 2026 Community Bank Loans Community Bank Deposits Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. (1) Core deposits are all deposits excluding time deposits and brokered deposits. • Community bank loans increased $33.1 million, or 1.7%, compared to the quarter ended December 31, 2025 • Conservative credit culture with strong community bank net charge-off to average loans performance: 0.00% YTD • Community bank loan portfolio consists primarily of CRE loans, $1.30 billion; Construction loans, Land and Land Development loans, $234.9 million; and C&I loans, $235.6 million; for a total of $1.77 billion, or 89.4% of community bank loans • Community bank deposits decreased $13.4 million, or 0.8%, during the three months ended March 31, 2026 to $1.57 billion as a result of normal balance fluctuations and increased $48.7 million, or 3.2%, compared to the quarter ended March 31, 2025 • Includes noninterest bearing deposits of $501.3 million, or 31.9% of total community bank deposits • Cost of deposits decreased to 1.46% for the quarter ended March 31, 2026, compared to 1.56% the quarter ended December 31, 2025 (Dollars in billions) $1.87 $1.95 $1.98 Other consumer loans Commercial real estate loans Residential real estate loans Construction, land and land development loans Commercial and industrial loans March 31, 2025 December 31, 2025 March 31, 2026 Community Bank Loans and Deposits

20 1 .76% 1 .56% 1 .46% 4.01% 3.52% 3.1 7%3.08% 2.74% 2.56% Community Bank CCBX Consolidated March 31, 2025 December 31, 2025 March 31, 2026 —% 2.50% 5.00%Average Cost of Deposits (annualized) 6.53% 6.52% 6.58% 1 6.88% 1 4.89% 1 5.01% 1 1 .33% 1 0.63% 1 0.76% Community Bank CCBX - Gross (1) Consolidated March 31, 2025 December 31, 2025 March 31, 2026 —% 5.00% 10.00% 15.00% 20.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -Gross GAAP: Average Yield on Loans Receivable CCBX - Net: Net BaaS Loan Income/Average CCBX Loans 6.53% 6.52% 6.58% 1 6.88% 1 4.89% 1 5.01% 8.79% 8.13% 7.22% Community Bank CCBX - Gross GAAP CCBX - Net (2) March 31, 2025 December 31, 2025 March 31, 2026 —% 5.00% 10.00% 15.00% 20.00% 4.26% 4.58% 4.67% 9.72% 8.68% 8.1 9% 3.68% 3.59% 2.90% Community Bank CCBX - Gross GAAP CCBX - Net (3) March 31, 2025 December 31, 2025 March 31, 2026 —% 2.50% 5.00% 7.50% 10.00% 12.50%Net Interest Margin Community Bank & CCBX - Gross GAAP: Net Interest Income/Average Earning Assets CCBX - Net: Net Interest Income less BaaS Loan Expense/Average Earning Assets (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. Segment Overview – Community Bank & CCBX (for the three months ended)

21 1.02% 0.94% 0.92% 9.95% 8.37% 8.19% 5.21% 4.52% 4.47% Community Bank CCBX Consolidated March 31, 2025 December 31, 2025 March 31, 2026 —% 1.25% 2.50% 3.75% 5.00% 6.25% 7.50% 8.75% 10.00% Allowance for Loan Losses to Total Loans (1) Except in accordance with the program agreement for one partner where the Company remains responsible for credit losses on approximately 5% of a $324.0 million loan portfolio. At March 31, 2026, 5% of this portfolio represented $22.0 million in loans. Previous to April 1, 2024 the Company was responsible for 10% of the losses on this portfolio. (2) $72.4 million in CCBX cash reserves that are controlled by the Bank at March 31, 2026 and are designated for partner loan losses. • CCBX partner agreements provide for a credit enhancement(1) that covers the net charge-offs on CCBX loans and negative deposit accounts • The reduction in the allowance for credit losses to total loans was driven by a change in loan mix and lower calculated historical loss factors. The change also reflects a continued shift toward higher- quality loan originations within the CCBX portfolio • Funding for losses: (1) Cash reserve accounts(2) that are pledged by partners and held at the Bank from which losses can be collected and is then replenished by the partner on a regular interval; or (2) Alternative funding plans may be implemented to better align with the partner's specific situation • CCBX partners were responsible for and reimbursed the Company for 97.9% of the $49.6 million in net charge-offs for CCBX loans for the quarter ended March 31, 2026 Segment Overview – Credit Quality

Appendix

23 • Established in 1997 with a focus on serving small to medium- sized businesses within the Puget Sound region • Offers traditional lending and deposit products to commercial and retail customers as well as treasury management, remote deposit capture and credit processing • Ongoing focus on community development and impact through philanthropic support, employee engagement, nonprofit partnerships, and financial inclusion efforts, strengthening relationships and supporting long-term growth. Note: Data as of March 31, 2026, unless otherwise indicated. Mount Vernon Everett Seattle 14 retail banking locations • 12 in Snohomish County • 1 in Island County 1 in King County 1 loan production office • King County Coastal Community Bank Overview DEDICATION TO COMMUNITY BANKING BRANCH FOOTPRINT

24 Accolades and Recognitions Stanwood & Camano News “Best Bank” 2013 - 2024 Note: Data as of March 31, 2026, unless otherwise indicated. Raymond James “Community Bankers Cup Award” 2019-2024 Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2023 "Corporate Citizenship" Puget Sound Business Journal 2022-2023 Everett Herald Readers Choice 2024 - “Best Bank" "Best Place to Work" "3rd Place Mortgage" 2023 - “Best Bank" "Best Mortgage" "Best Place to Work" Hovde Group “Hovde's High Performers” 2022 - 2024 Notable Regional Employers "Corporate Philanthropist" Puget Sound Business Journal 2023-2025 "Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023 KBW Bank Honor Roll Award 2024, 2025, 2026 Newsweek "America's Greatest Companies" 2025 Seattle Times "Best Bank" 2025 Time "America's Growth Leaders of 2026" Coastal Community Bank Overview

25 CRE - Non- Owner Occupied 1 4.3% CRE - Owner Occupied 1 0.1 % C&I 1 1 .2% Consumer installment loans 1 7.3% Credit Cards 1 7.9% Other Consumer 1 .8% 1 -4 F amily 1 2.0% Construction and Land Development 6.1 % Multifamily 9.3% Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $433.8 million total C&I loans ◦ $176.4 million in capital call lines ◦ $255.6 million in other C&I loans ◦ $1.8 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.54 billion total CRE & Construction, Land and Land Development loans ◦ $92.6 million of SBA 504 loans in portfolio ◦ 170% regulatory aggregate CRE to total risk-based capital(1) Consolidated 1-4 Family Real Estate Portfolio • $465.2 million total 1-4 family loans ◦ $4.4 million purchased from financial institutions and were individually re- underwritten ◦ $266.0 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement Consumer Loans • Total $1.43 billion ◦ $1.42 billion in CCBX loans, 98.4% of total CCBX consumer loans have credit enhancements ▪ Credit cards, consumer term loans & lines of credit Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of March 31, 2026. Investor Real Estate 29.7% Owner Operated Businesses 21.3% Snohomish 31 .6% King 26.4% Out of State 1 5.5% Pierce 8.2% Other WA Counties 4.3% Whatcom 4.7% Skagit 2.6% Spokane 3.4% Island 1 .8% Thurston 0.7% Yakima 0.8% Loan Composition

CCBX Loan Portfolio Statistics & Lending Approach

March 31, 2026

(dollars in thousands; unaudited)	Type of Lending	Balance	Percent of CCBX Loans Receivable	Available Commitments [1]	Maximum Portfolio Size	Number of Accounts [2]	Average Loans Size	Cash Reserve/ Pledge Account Amount
Commercial and industrial loans:								
Capital call lines	Business - Venture Capital	$ 176,384	9.4 %	$ 573,832	$ 350,000	122	$ 1,445.8	$ —
All other commercial & industrial loans	Business - Small Business	21,792	1.2	34,620	512,975	2,332	9.3	1,066
Real estate loans:								
Home equity lines of credit [3]	Home Equity - Secured Credit Cards	266,037	14.1	661,716	450,000	11,336	23.5	32,108
Consumer and other loans:								
Credit cards - cash secured	Credit Cards - Primarily Consumer	398		16				—
Credit cards - unsecured	Credit Cards - Primarily Consumer	693,087		1,008,167				49,605
Credit cards - total [2]		693,485	36.8	1,008,183	1,125,000	456,317 [2]	—	49,605
Installment loans - cash secured	Consumer	174,036		35,963				—
Installment loans - unsecured	Consumer	495,508		—				(11,175)
Installment loans - total		669,544	35.5	35,963	1,962,891	1,026,896	0.7	(11,175)
Other consumer and other loans	Builder & Unsecured consumer	57,399	3.0	26,968	459,134	601,538	0.1	835
receivable		1,884,641	100.0 %	$ 2,341,282	$ 4,860,000	2,098,541	$ 0.9	$ 72,439
Net deferred origination fees		(517)						
Loans receivable		$ 1,884,124						

(1) Remaining commitment available, net of outstanding balance.
(2) Credit card number of accounts does not include off balance sheet accounts (667,023 accounts) that are processed by the Company, but for which there is no corresponding balance on the balance sheet as new balances are being sold on a recurring basis.
(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.

98.8% of total CCBX loans are covered by credit enhancements

COASTAL

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27 Demand, noninterest bearing 1 1 .5% Interest bearing demand and money market 81 .9% Savings 6.4% Time deposits < $1 00K 0.1 % Time deposits > $1 00K 0.1 % Deposit Composition Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 130.3% of total loans as of March 31, 2026 • Core deposits were 99.8% of total deposits as of March 31, 2026 • Noninterest bearing deposits of $579.2 million as of March 31, 2026 ◦ Community bank noninterest bearing deposits of $501.3 million, or 31.9% of community bank deposits ◦ CCBX noninterest bearing deposits of $77.9 million, or 2.3% of CCBX deposits as of March 31, 2026 • $462.5 million in fully insured IntraFi network deposits as of March 31, 2026, compared to $460.3 million as of December 31, 2025 • CCBX deposits are net of an additional $2.81 billion in CCBX deposits that were swept off balance sheet for increased FDIC insurance coverage and liquidity purposes • Ability to leverage BaaS funding and selectively sweep deposits off- balance sheet, subject to applicable agreements, enhancing liquidity and deposit management flexibility. Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. Core Deposits 99.8% Community Bank vs. CCBX Deposits CCBX 68.8% Community Bank 31 .2% Deposit Composition

28 • Cost of total deposits was 2.56% for the quarter ended March 31, 2026 compared to 2.74% for the quarter ended December 31, 2025, and 3.08% for the quarter ended March 31, 2025 • The cost of deposits was 1.46% for the Community Bank and 3.17% for CCBX for the quarter ended March 31, 2026 • Deposit costs were down from last quarter and decreased compared to the same quarter last year • We continue to focus on managing our deposits to hold down deposit costs when possible Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. 3.08% 2.74% 2.56% Consolidated March 31, 2025 December 31, 2025 March 31, 2026 —% 1.00% 2.00% 3.00% 4.00% (annualized) Deposit Costs

29 $3.52 $3.75 $3.86 $1.87 $1.94 $1.98 $1.65 $1.81 $1.88 Community Bank CCBX March 31, 2025 December 31, 2025 March 31, 2026 • Loans increased $109.8 million, or 2.9%, from December 31, 2025 and growth of 9.7% since March 31, 2025 • $3.28 billion in CCBX loans sold during the three months ended March 31, 2026 • Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio, manage credit quality, portfolio limits and partner limits $3.79 $4.14 $5.04 $1.52 $1.59 $1.57 $2.27 $3.47 Community Bank CCBX March 31, 2025 December 31, 2025 March 31, 2026 (Dollars in billions) (Dollars in billions) • Cost of Deposits was 2.56% for the quarter ended March 31, 2026, down from 3.08% for the quarter ended March 31, 2025 • Additional $2.81 billion in CCBX deposits were transferred off the balance sheet as of March 31, 2026 • Increase from December 31, 2025 is primarily as a result of new CCBX partner relationships - deposits are expected to normalize ~$500.0 million and level out during the second quarter of 2026 Total DepositsTotal Loans Receivable Note: Data as of and for the quarter ended March 31, 2026, unless otherwise indicated. Loan and Deposit Growth $2.55

30 NPAs / Total Assets NPLs / Loans Receivable 1.06% 1.44% 1.52% 1.35% 1.30% 1.19% 2022 2023 2024 2025 1Q 2025 1Q 2026 1.26% 1.78% 1.80% 1.71% 1.60% 1.75% 2022 2023 2024 2025 1Q 2025 1Q 2026 • As of March 31, 2026, $27.6 million in CCBX nonaccrual loans are included in NPAs and NPLs ◦ $22.3 million of these NPAs/NPLs are less than 90 days past due as of March 31, 2026 due to a collection practice that places certain CCBX loans on nonaccrual status to improve collectability • These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements. CCBX loans represent 1.11% and 1.63% for NPAs/Total Assets and NPLs/ Loans Receivable, respectively, as of March 31, 2026. Asset Quality

31 The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. The following non-GAAP financial measure is presented to illustrate the impact of BaaS loan expense on CCBX net loan income and yield on CCBX loans. • Net BaaS loan income divided by average CCBX loans is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. • The following non-GAAP financial measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin. • CCBX net interest income net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact BaaS loan expense on CCBX net interest income. The most directly comparable GAAP measure is CCBX net interest income. • CCBX net interest margin, net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact of BaaS loan expense on CCBX net interest rate margin. The most directly comparable GAAP measure is CCBX net interest margin. Reconciliations of the GAAP and non-GAAP financial measures are presented on the next slide. (1) Annualized for periods presented. Non-GAAP Reconciliation CCBX Net Interest Margin, Net of BaaS Loan Expense

32 CCBX As of and for the Three Months Ended (dollars in thousands; unaudited) March 31, 2026 December 31, 2025 March 31, 2025 Net BaaS loan income divided by average CCBX loans: CCBX loan yield (GAAP)(1) 15.01% 14.89% 16.88 % Total average CCBX loans receivable $ 1,922,586 $ 1,833,904 $ 1,630,088 Interest and earned fee income on CCBX loans (GAAP) 71,153 68,846 67,855 BaaS loan expense (36,940) (31,256) (32,507) Net BaaS loan income $ 34,213 $ 37,590 $ 35,348 Net BaaS loan income divided by average CCBX loans (1) 7.22% 8.13% 8.79 % CCBX net interest margin, net of BaaS loan expense: CCBX net interest margin (1) 8.19% 8.68% 9.72 % CCBX earning assets 2,831,286 2,434,841 2,184,869 Net interest income (GAAP) 57,210 53,260 52,359 Less: BaaS loan expense (36,940) (31,256) (32,507) Net interest income, net of BaaS loan expense $ 20,270 $ 22,004 $ 19,852 CCBX net interest margin, net of BaaS loan expense (1) 2.90% 3.59% 3.68% (1) Annualized for periods presented. Non-GAAP Reconciliation CCBX Net BaaS Loan Income Interest Margin

Non-GAAP Reconciliation

Net Interest Margin, net of BaaS Loan Expense

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP financial measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

- Net interest income net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.
- Net interest margin, net of BaaS loan expense is a non-GAAP financial measure adjusts for the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP financial measures are presented below.

Consolidated

(dollars in thousands; unaudited)	As of and for the Three Months Ended				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net interest margin, net of BaaS loan expense:					
Net interest margin [1]	7.00 %	7.03 %	7.00 %	7.06 %	7.48 %
Earning assets	$ 4,830,601	$ 4,482,007	$ 4,413,529	$ 4,356,591	$ 4,124,065
Net interest income (GAAP)	83,357	79,365	77,901	76,737	76,062
Less: BaaS loan expense	(36,940)	(31,256)	(32,840)	(32,483)	(32,507)
Net interest income, net of BaaS loan expense	$ 46,417	$ 48,109	$ 45,061	$ 44,254	$ 43,555
Net interest margin, net of BaaS loan expense [1]	3.90 %	4.26 %	4.05 %	4.07 %	4.28 %

[1] Annualized for periods presented.

COASTAL

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34 The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. • Pre-tax, pre-provision net revenue ("PPNR") is presented to illustrate the impact of provision for income tax, provision for credit losses, BaaS credit and fraud indemnification income and BaaS fraud expense, net of BaaS loan expense have on net income. The most directly comparable GAAP measure is net income. • Core expenses is presented to illustrate the impact of BaaS loan expense, BaaS fraud expenses and reimbursement of expenses (BaaS) have on noninterest expense. The most directly comparable GAAP measure is noninterest expense. Reconciliations of the GAAP and non-GAAP financial measures are presented on the next slide. Non-GAAP Reconciliation PPNR & Core Expense

Non-GAAP Reconciliation

PPNR & Core Expense

(dollars in thousands, unaudited)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	March 31, 2025
Noninterest Expense excluding Baas loan expense, BaaS fraud expense and reimbursement of expenses -BaaS ("Core expense")			
Total noninterest expense (GAAP)	$ 83,452	$ 72,804	$ 71,989
Less: BaaS loan expense	(36,940)	(31,256)	(32,507)
Less: BaaS fraud expense	(3,059)	(1,090)	(1,993)
Less: Reimbursement of expenses	(2,392)	(1,868)	(1,026)
Total noninterest expense excluding BaaS loan expense, BaaS fraud expense and reimbursement of expenses - BaaS ("Core expense")	$ 41,061	$ 38,590	$ 36,463
Pre-tax, pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnification income and BaaS fraud expense net of BaaS loan expense ("Core PPNR")			
Net income	$ 12,019	$ 12,643	$ 9,730
Plus: Provision for credit losses	51,398	48,041	55,781
Plus: Income tax expense	2,565	4,538	2,039
Less: Credit and fraud indemnification income	(53,803)	(48,415)	(55,641)
Plus: BaaS fraud expense	3,059	1,090	1,993
Pre-tax,pre-provision net revenue, adjusted for provision for credit losses, provision for income taxes, indemnification income and BaaS fraud expense net of BaaS loan expense ("Core PPNR")	$ 15,238	$ 17,897	$ 13,902

COASTAL

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Non-GAAP Reconciliation

Core Net Revenue

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Core net revenue is presented to illustrate the impact of BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense have on revenue. The most directly comparable GAAP measure is revenue.

	As of and for the Three Months Ended				
(dollars in thousands, unaudited)	**March 31, 2026**	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**
Revenue excluding BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense ("Core net revenue")					
Total net interest income (GAAP)	$ 83,357	$ 79,365	$ 77,901	$ 76,737	$ 76,062
Total noninterest income (GAAP)	66,077	58,661	66,777	42,693	63,477
Total Revenue	$ 149,434	$ 138,026	$ 144,678	$ 119,430	$ 139,539
Less: BaaS credit enhancements	(50,744)	(47,325)	(55,412)	(31,268)	(53,648)
Less: BaaS fraud enhancements	(3,059)	(1,090)	(2,127)	(2,804)	(1,993)
Less: Reimbursement of expenses (BaaS)	(2,392)	(1,868)	(1,412)	(646)	(1,026)
Less: BaaS loan expense	(36,940)	(31,256)	(32,840)	(32,483)	(32,507)
Total revenue excluding BaaS credit enhancements, BaaS fraud enhancements, reimbursement of expenses (BaaS) and BaaS loan expense ("Core net revenue")	$ 56,299	$ 56,487	$ 52,887	$ 52,229	$ 50,365

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37 The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. The following non-GAAP financial measure is presented to illustrate the impact of intangible assets on book value per share. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share. As of (dollars in thousands, except per share information, unaudited) March 31, 2026 Tangible book value per share Book value (GAAP) $ 33.05 Total shareholders' equity 503,762 Less: Intangible assets 4,434 Tangible book value $ 499,328 Common shares outstanding 15,241,491 Tangible book value per share $ 32.76 Non-GAAP Reconciliation Tangible Book Value